ROYALTY AGREEMENT

This Royalty Agreement ("Agreement") is effective as of January 31, 2007 (the "Effective Date"), by and among Cornerstone Pharmaceuticals, Inc., a New York corporation (the "Company"), Altira Capital and Consulting, LLC, a New Jersey limited liability company ("Altira") Robert Shorr ("Shorr") and Robert Rodriguez ("Rodriguez").

WHEREAS, the Company is in the business of commercializing unique, value-added, cancer chemotherapies for the most difficult to treat cancers (the "Company's Business"); and

WHEREAS, pursuant to the terms of that certain Operating Agreement of Cornerstone Ventures, LLC, a New York limited liability company ("Cornerstone Ventures"), entered into on February 28, 2000, as amended on February 28, 2000, April 12, 2000 and December 2001 (the "Operating Agreement"), in the event that Cornerstone Ventures dissolves as a result of an acquisition or the succession of Cornerstone Ventures by another entity, Cornerstone Ventures or any successor of its entire business is required to pay Altira, on a calendar quarterly basis, a royalty in U.S. dollars equal to three percent (3%) of the Company's net sales (as the term "net sales" was defined under Section 5.3(f) of the Operating Agreement) (the "Altira Royalty"); and

WHEREAS, effective March, 2002, Cornerstone Ventures merged with and into the Company and the Company was the surviving company from the merger, which resulted in the Company succeeding to the entire business of Cornerstone Ventures and the termination of the Operating Agreement in its entirety; and

WHEREAS, pursuant to certain patents, patent applications and the Operating Agreement, Altira and the members of Altira, Shorr and Rodriguez, have agreed to assign to the Company ownership of certain intellectual properties Developed (as defined in the Operating Agreement) by one or more of the Original Inventors in the Field during the term of their prior consulting engagement with and ownership participation in Cornerstone Ventures; and

WHEREAS, pursuant to the terms hereof, the parties to the Operating Agreement voluntarily agree to transfer to the Company the terms and obligations of the Operating Agreement, relating to payment of the Altira Royalty obligation in exchange for the establishment of and irrevocable participation of Shorr and Rodriguez (hereinafter Shorr and Rodriguez shall each exclusively be defined as an "Original Inventor" and collectively as the "Original Inventors") in the Royalty Pool (as defined hereinafter) in accordance with the terms of this Agreement. The Original Inventors and all such individuals that from time to time become participants in the Royalty Pool pursuant to the terms of this agreement including Section 8(c) hereof ("Additional Inventors") shall collectively be defined as "Inventors": and

WHEREAS, the Company voluntarily agrees to accept the transfer of the terms and obligations of the Operating Agreement relating to payment of the Altira Royalty and irrevocably establish the Royalty Pool and designate Shorr and Rodriguez as participants in the Royalty Pool in accordance with the terms of this Agreement,

NOW THEREFORE, in consideration of the mutual covenants and promises herein contained and upon the terms and conditions hereinafter set forth, the parties hereto, intending to be legally bound, agree as follows:

1. Certain Definitions.

(a) "Board" shall mean the Board of Directors of the Company, as constituted from time to time.

(b) "Confidential Proprietary Information" means any confidential information related to the Company's Business or the Field which: (i) is not publicly known or available from other sources who are not under a confidentiality obligation to the Company of the information; (ii) has not been known or made available by the Company to others without a confidentiality obligation; and (iii) is not required to be disclosed by law.

(c) "Develop," "Develops," "Developed" and "Developing" shall mean respectively, in whole or in part, to conceive, have conceived or conceiving, create, have created or creating, develop, have developed or developing, assemble, have assembled or assembling, reduce, have reduced or reducing to practice, or, in the case of works of authorship, to fix, have fixed or fixing in a tangible medium of expression.

(d) "Development" and "Developments" includes all of the following patented: inventions, discoveries, improvements, processes, developments, designs, know-how, data, computer programs, algorithms, formulae and works of authorship, in the Field, and, in whole or part, conceived, created, Developed, assembled, reduced to practice or authored by one or more Inventors in connection with the Company's Business.

(e) "Field" shall mean: (i) lipid containing microbubbles ("LCM") technology as a drug delivery vehicle for use in the treatment of cancer as defined in the confidential License Agreement between Cornerstone Ventures, LLC and Cavitation-Control Technologies, Inc. dated December 12, 2000; (ii) Emulsiphan nanoparticles and Emulsiphan™ nanoparticle based products; (iii) lipoic acid derivatives; (iv) polyethylene conjugated triazine derivatives; (v) products isolated from latex derived from the botanical Ficus carica; (vi) technologies used to treat and diagnose cancer whether licensed, acquired or otherwise Developed by the Company's employees and duly assigned to the Company; and (vii) any other area(s) as may be mutually agreed to in writing by the Company and the Original Inventors.

(f) "Net Sales" shall mean the gross receipts for any quantity of any product or service, which infringes one or more valid claims in one or more issued, unexpired US and/or foreign patents (or any division, continuation, continuation-in-part, reissuance, renewal, extension or the like thereof), which arises from any Development(s) Developed (either alone or jointly with others) by one or more Inventors that is sold by the Company, any successors of the Company's entire business or substantially all of its assets, any subsequent successors thereof or any Affiliates (a company or legal entity, which owns or is owned by Cornerstone Pharmaceuticals, Inc. (for the purposes of this Agreement, ownership is defined as more than 51 percent ownership)), agents, subsidiaries, licensees, sublicensees, corporate partners, distributors, or any agents thereof ("Company Parties") to any third party customer, less deductions for the following which occur and are accounted for with respect to the Royalty Pool Allocation due hereunder during the respective current Performance Period: (i) discounts and allowances actually given to third party customers and commissions paid to distributors and other sales agencies that are not otherwise employees or Company Parties, that are included in its gross

receipts; (ii) amounts repaid or credited and allowances including cash, credit or free goods allowances and amounts given by reason of charge backs, retroactive price reductions or billing errors and rebates actually allowed or paid for; and (iii) amounts refunded or credited for a product which was rejected, spoiled, damaged, outdated or returned. Except as set forth above, no deduction from the gross receipts shall be made for any item of cost incurred by the Company or the Company Parties in their own operations incident to the research and development, manufacture, sale, shipment or delivery of any product or service which arises from any Development. In the event of a Paid Up Transaction (as defined hereinafter), "Net Sales" shall be defined as the gross value of the single, one time, payment, royalty or other form of remuneration due to the Company its Affiliates, subsidiaries, successors under such a Paid Up Transaction without any deductions and without any further royalty obligation to the Inventors with respect to subsequent Net Sales arising from such a Paid Up Transaction.

(g) "Paid Up Transaction" shall mean any transaction in which the Company or the Company's Affiliates, subsidiaries or successors either sell, license or otherwise dispose of or grant rights (in one or more geographic territories) to any product or service which infringes one or more valid claims in one or more issued, unexpired US and/or foreign patents (or any division, continuation, continuation-in-part, reissuance, renewal, extension or the like thereof) which arises from any Development(s) Developed (either alone or jointly with others) by one or more Inventors solely in exchange for a single, one time payment, royalty or other form of remuneration from a third party and where under such transaction the Company it Affiliates, subsidiaries, its successors thereof, will not receive any other payments, royalties, or other form of remuneration or financial benefit from the sale, licensure or other disposition of any such Development or product or service.

(h) "Performance Period" shall mean each quarter of each fiscal year of the Company.

(i) "Royalty Pool Allocation" shall mean the percentage allocation of Net Sales as specified and defined under the Royalty Pool in Section 2 hereof.

2. Royalty Pool.

(a) Establishment of Royalty Pool. The Company hereby establishes a royalty pool for the benefit of and due to Original Inventors (and Additional Inventors as permitted in accordance Section 8 (c) of this Agreement.) The Company shall, in accordance with the terms and conditions of this Agreement pay to Altira and, in accordance with the terms of Section 8(c) of this Agreement, Additional Inventors, an aggregate total of three percent (3%) of Net Sales (the "Royalty Pool"). The Royalty Pool shall be allocated among the Inventors in accordance with Section 8(c) of this Agreement (which allocations may be amended from time to time by the Board in accordance with the terms of this Agreement and pursuant to Section 8(c) hereof) and shall further be set forth in the "Royalty Pool Allocation Table" attached hereto as Exhibit A. The Royalty Pool Allocation Table shall, among other things, specify the portion of the Royalty Pool payable to Altira and where applicable in accordance with Section 8(c) of this Agreement, to named Additional Inventors by the Company on a per product and per territory basis and shall be promptly updated to reflect any amendments or patent expirations and

provided in writing to Altira. Net Sales shall be calculated at the end of each Performance Period.

(b) Administration. The Board, or any committee designated by the Board, shall administer the Royalty Pool and shall have the authority to establish rules and procedures for administration of the Royalty Pool in accordance with the terms of this Agreement.

(c) Payment of Royalties. It is understood and agreed by the parties hereto that any portion of the Royalty Pool obligation, with respect to Net Sales (as hereinafter defined), arising from Developments Developed by one or more Original Inventors shall be paid directly to Altira. The Company shall make payments due to Original Inventors hereunder (with respect to its Royalty Pool Allocation) within 30 days of the end of each Performance Period, an aggregate royalty payment in US dollars equal to Original Inventors corresponding portion of the Royalty Pool. Any payments made in a currency other than U.S. dollars, shall be converted into U.S. dollars prior to distribution. Currency conversion calculation methods for Net Sales made in foreign countries and in foreign currencies shall be determined by referencing the average of the currency conversion rate as posted by the Federal Reserve Bank of New York during the Performance Period.

(d) Paid Up Transaction Payments. In the event of a Paid Up Transaction, the Company shall make an aggregate payments due to Inventors of 3% (in accordance with 2(c) of this Agreement) of Net Sales (as defined in Section 1(f), and (g)) of such Paid Up Transaction which shall be allocated in accordance with the terms of this Agreement and as set forth in Exhibit A. The Company its Affiliates, subsidiaries, successors or any subsequent successors thereof hereby agree to use their best reasonable efforts to ensure that any such Paid Up Transaction will accurately reflect the fair market value of any Development or product or service being sold, licensed or otherwise disposed of or granted rights to under a Paid Up Transaction to a third party and shall not knowingly previously or subsequently enter into any transactions with such third party (or any Affiliate, subsidiary, successor or agent of such third party) which would serve to diminish, discount, obscure or obfuscate the value of such Development or product or service. Payments due to Altira under this Section 2(d) with respect to Paid Up Transactions that are limited with respect to geography and/or field-of-use or are otherwise limited, do not absolve the Company from payments otherwise due to Altira under this Agreement exclusive of such limitations. The Company shall provide Altira with copies of all documents and any amendments relating thereto with respect to such Paid Up Transaction. In the event such a transaction involves the sale, licensure, disposition or granting of rights to one or more products or services that incorporate a patented Development also of an Additional Inventor, then the amounts payable to Altira and such Additional Inventors shall be determined pursuant to the terms of Section 8 (c) of this Agreement and shall be otherwise calculated as the weighted percentage of the sum total for that product or service as reasonably determined by the Board in accordance with Section 2(a). For example, if such a transaction involves the sale of three products, the first two of which encompass Developments made solely by one or more Original Inventors and the third product which encompasses Developments made by both one or more Original Inventors and one or more Additional Inventors, then the payment due to Altira hereunder would be calculated as follows: Product 1, 100% of the 3 % of payment due hereunder based on the relative value of Product 1 in the Paid-Up Transaction; Product 2, 100% of the 3% payment due hereunder based on the relative value of Product 2 in the Paid-Up-

Transaction; Product 3 no less than 50% (in accordance with Section 8 (c) of this Agreement) the 3% payment due to Inventors hereunder based on the relative value of Product 3 in the Paid Up Transaction. Accordingly, if the Company its affiliates, subsidiaries, successors or any subsequent successors enters into a Paid Up Transaction for three such products for which the Company its Affiliates, subsidiaries, successors or any subsequent successors receives $1,000,000.00, and the relative values for each product are equal (33.33% each), then the payment due to Altira, at minimum, would be: Product 1 (1,000,000 / 3) x 3% = ($10,000) plus, Product 2 (1,000,000 / 3) x 3% = (10,000) plus, Product 3 (1,000,000 / 3) x 1.5% (5,000) or $25,000.

(e) Accounting. The Company shall keep, and shall require any and all Company Parties to keep, accurate and adequate books of account and records in sufficient detail and in a form meeting the generally accepted accounting principles of the United States covering all transactions relating to this Agreement to enable any Royalty Pool payments due under this Agreement to be readily determined and, upon reasonable advance notice and at the expense of Altira, permit said records to be inspected at any time during regular business hours by an independent auditor appointed by such party or parties and reasonably satisfactory to the Company for this purpose who shall be controlled by, and report their findings (the "Audit") to Altira and the Company. In the event Altira deems that the Audit reveals a discrepancy in the payments made to Altira pursuant to this Agreement for which Altira seeks remediation of such discrepancy, Altira shall provide written notice thereof to the Company. Upon receipt of such written notice, the Company shall have ninety (90) days to review and dispute any such findings. The Company agrees to make prompt payment of all sums shown to be due to the Altira (in excess of the amounts previously paid to the Inventors) as set forth in the Audit that are not disputed by the Company. If it is finally determined, whether by agreement of the Company and such party or parties or otherwise determined by a court of competent jurisdiction, that there was an underpayment to such party or parties of five percent (5%) or more between the sums previously paid to Altira and the sums actually due to Altira then, in addition to making payment of such underpaid sums, the Company agrees to pay all reasonable costs and reasonable expenses incurred by such party for the Audit and reasonable attorney's fees incurred by Altira in connection therewith. Altira may exercise the right to the Audit annually, and shall have a right to audit past records for the period of up to two (2) years prior to the date of the Audit request. All books of account and records shall be kept available by the Company for a five year period of time at any given time, including five years from the expiration or termination of this Agreement.

3. Termination of the Operating Agreement.

The Company and parties to the Operating Agreement agree to release and discharge one another and the Company and each of their respective subsidiaries, successors, officers, directors, principals, control persons, past and present employees, insurers, and assigns (the "Releasees") from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, controversies, agreements, promises, damages, judgments, claims and demands whatsoever, in law or equity, against the above-named Releasees which the parties to the Operating Agreement, their subsidiaries, successors, members, managers, principals, control persons, past and present employees, insurers, and assigns ever had, now have or hereafter can,

shall or may have, except as otherwise entitled pursuant to the terms of this Agreement, upon or by reason of the terms of the Operating Agreement.

4. Ownership of Intellectual Properties.

Altira and the members of Altira, Shorr and Rodriguez hereby agree that they have assigned, conveyed and transferred to the Company ownership of the certain intellectual properties Developed in the Field. Subject to the provisions of this Agreement, each Inventor is hereby obligated to promptly communicate in writing in accordance with the Company's procedures for recording new inventions to the Company any Development Developed by that Inventor during the term of each Inventor's respective consultancy/employment with the Company in accordance with the terms of this Agreement. Subject to the provisions of this Agreement each Inventor agrees that any Development that such Inventor Develops during the course of his consultancy/employment by the Company (all of the foregoing collectively referred to herein as the "Inventions"), shall be assigned to the Company and shall be the sole and exclusive property of the Company. Accordingly, during the term of their respective terms of consultancy/employment with the Company in accordance with their respective consultancy/employment agreements and this Agreement, each Inventor hereby: (a) assigns without additional consideration, and agrees to assign, to the Company his or her entire right, title and interest in and to all Inventions; and (b) designates the Company as his or her agent for, and grants to the officers of the Company a power of attorney (which power of attorney shall be deemed coupled with an interest) solely for the purpose of, effecting the foregoing assignments from such Inventor to the Company. Each Inventor further agrees to cooperate with and provide reasonable assistance to the Company to obtain and from time to time enforce any and all current or future rights in Developments assigned to the Company pursuant to this Section 4 in any and all jurisdictions at the Company's sole cost and expense. The Company hereby agrees to employ reasonable efforts to defend and maintain in force any issued patents arising from such Developments.

Notwithstanding the foregoing, the preparation, filing, prosecution, registration, maintenance, defense and enforcement of all patent applications and patents arising therefrom (including divisions, continuations, continuations-in-part, reissues, renewals, re-examinations, extensions and the like, inclusive of certificates of invention) with respect to Developments Developed by an Original Inventor including any decisions to pursue patent application, shall be controlled by the Company and shall require Altira's written consent which shall not be unreasonably withheld or delayed. Once filed with the appropriate patent authorities, any material actions taken relating thereto shall further require Altira's written consent, which shall not be unreasonably withheld or delayed. Further notwithstanding the foregoing, in the event of an un-remedied breach of this Agreement in accordance with Section 7 of this Agreement, the assignments, rights, titles, interests and designations by the Original Inventors shall revert to Altira. Further, in the event the Company elects to not pursue a patent or patent application for such a Development or elects to abandon any patent or patent applications to such Developments in one or more countries or territories, then the Company shall so notify Altira in writing in a timely manner and hereby agrees to assign all rights, titles, interest and designations to such Developments to Altira in said countries or territories upon Altira's written request thereof.

5. Confidentiality.

(a) Subject to the terms and conditions of this Agreement, all Confidential Proprietary Information disclosed or covered under this Agreement shall remain proprietary to the Company. No Inventor shall disclose, or permit to be disclosed by any of its agents or assigns, the Confidential Proprietary Information to any other person or entity or use the Confidential Proprietary Information for such Inventor's or any other person's or entity's benefit other than as permitted by this Agreement.

(b) Each Inventor shall take such precautions, contractual or otherwise, as shall be reasonably calculated to keep confidential the Confidential Proprietary Information and to prevent the unauthorized disclosure or use of the Confidential Proprietary Information. With respect to the Confidential Proprietary Information, each Inventor shall utilize the standard of care which such Inventor uses to protect their own proprietary information. Disclosures of the Confidential Proprietary Information to agents of Inventors shall be made only to the extent required for the effective and licensed use of the Inventions in the manner that such information has heretofore been customarily disclosed in the ordinary course of business.

(c) The obligations under this Section 5 shall remain in full force and effect for two (2) years after the expiration or termination of this Agreement, even though all of the other provisions of this Agreement have terminated. In the event that the rights revert to Altira, then the obligations under this Section end at the date of the reversion.

6. Representations and Warranties.

(a) Each of the Company, Altira and each Inventor represents and warrants that, to the best of his, her or its knowledge, he, she or it has the right to enter into this Agreement and as to himself, herself or itself that there are no outstanding assignments, grants, licenses, encumbrances, obligations or agreements, whether written, oral or implied, inconsistent with this Agreement.

(b) Each of the Company, Altira and each Inventor represents and warrants that, to the best of his, her or its knowledge, upon execution and delivery, this Agreement will constitute the legal, valid and binding obligation of himself, herself or itself, enforceable against him, her or it in accordance with its terms.

(c) The representations and warranties contained in this Section 6 shall remain in effect after the expiration or termination of this Agreement, even though all of the other provisions of this Agreement have terminated.

7. Remedies Upon Breach.

(a) Each of the Company, Altira and each Inventor hereby acknowledges that the breach of material terms contained herein (whether or not specifically designated as such) by him, her or it would cause irreparable damage and substantial prejudice to the other parties. Accordingly, each of the Company, Altira and each Inventor hereby agree that, in the event of any such breach by him, her or it hereunder, the other parties shall have, in addition to their legal

remedies, the right to injunctive relief, as permitted by law, to prevent the violation of the breaching party's obligations hereunder.

(b) Notwithstanding the foregoing, the Company acknowledges that any action or inaction by the Company or any Company Parties which directly or indirectly materially results in the intentional subversion, diminishment or circumvention of the calculation and payment of payments due and payable under this Agreement, with respect to the payment of such payments based upon Net Sales in all or specific countries or territories as the case may be shall constitute a breach of this Agreement. In the event of such a breach, the Company shall have 90 days to remedy the breach after notice that same is in breach of the intentional subversion, diminishment or circumvention of the calculation and payment of such payments due and payable under this Agreement ("Remedy Period"). Moreover, the Company hereby agrees to take proper actions to institute and implement policies and practices to remove the cause and effect of any possible similar future such intentional subversion, diminishment or circumvention of the calculation and payment of royalties due and payable under this Agreement. In the event such a breach is not cured within the Remedy Period all rights, titles and interests assigned by the Original Inventors to the Company with respect to Developments under this Agreement in all or specific such countries or territories relating to such breach shall be canceled and such rights, titles and interests shall automatically revert back to and be assigned by the Company to Altira with respect to such Developments in all such relevant countries or territories. In this regard, the Company hereby grants to Altira and the Original Inventors a power of attorney which power of attorney shall be deemed coupled with an interest, solely for the purpose of effectuating the foregoing assignment from the Company to Altira. In the instance of a reversion, each Original Inventor shall, jointly and severally, indemnify the Company and its directors and officers from and against any and all actions, suits, claims, costs, damages, demands, expenses, judgments, liabilities and losses (including, but not limited to reasonable attorneys' fees) that may be incurred by the Company and/or its directors and/or officers and result or arise from, relate to or are otherwise incurred in connection with the Inventors determining the rightful ownership (as among the Inventors) of the reverted technology. In the event of such a reversion, the Company agrees to maintain all Confidential Information relating to the reverted property confidential consistent with the provisions of Section 5 of this Agreement. However, in the event the Company requests Dispute Resolution pursuant to section 8(n) of the Agreement during the Remedy Period, then the automatic reversion shall be stayed until the earlier to occur of either 150 days after notification under this Section 7(b) or the final outcome of the Dispute Resolution. If the final outcome of the Dispute Resolution determines that there is no breach by the Company, then the reversion shall be reversed.

(c) Any non-intentional subversion, diminishment or circumvention of the calculation and payment of royalties due and payable under this Agreement shall be remedied by the Company within 120 days and the Company hereby agrees to take proper actions to institute and implement policies and practices to remove the cause and effect of any possible similar future such non-intentional subversion, diminishment or circumvention of the calculation and payment of royalties due and payable under this Agreement. However, in the event the Company requests Dispute Resolution pursuant to section 8(n) of the Agreement during the Remedy Period, then the automatic reversion shall be stayed until the earlier to occur of either 180 days after notification under this Section 7(c) or the final outcome of the Dispute Resolution.

If the final outcome of the Dispute Resolution determines that there is no breach by the Company, then the reversion shall be reversed.

8. Miscellaneous.

(a) Entire Agreement. This Agreement embodies all of the understandings and obligations between the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings, written or oral, relating thereto.

(b) Duration. This Agreement and the Company's obligation to make payments to Altira under Section 2 of this Agreement shall remain in effect in perpetuity provided, however, that any rights or obligations arising from any Development shall expire, on a country by country basis, upon the expiration or invalidation of all of the patent claims associated with such Development in the respective country or geographic region. In the event that any such invalidated claims in a specific country or geographic region subsequently become or are found to be valid, then the obligations regarding such Development under this Agreement shall be reinstated and become effective.

(c) Amendment. Except as otherwise provided herein, this Agreement shall not be changed, modified or amended except by a writing signed by the parties hereto. Notwithstanding anything in this Agreement to the contrary, inventors who are not members or employees of Altira may be added as parties to this Agreement as "Additional Inventors" and participate in the Royalty Pool upon the written approval of Altira (which approval shall not be unreasonably withheld) and the majority approval of the Board, under terms and conditions acceptable to Altira and jointly agreed thereto in writing by Altira (which shall not be unreasonably withheld) and the Company or any successors of the Company's entire business or substantially all of its assets or any subsequent successors thereof. Notwithstanding anything to the contrary, in no event shall the addition of one or more Additional Inventors to this Agreement and pursuant to this Section 8(c) decrease the share of the Royalty Pool Allocation payable to Altira under this Agreement to less than fifty percent (50%) of the Royalty Pool Allocation. This minimum Royalty Pool Allocation shall be in effect if and only if the Original Inventor's are eligible to receive an allocation in the Royalty Pool under this Agreement for the respective Development, product or service. As a prerequisite to be eligible for a Royalty Pool Allocation, each Additional Inventor must agree to the terms of this Agreement and execute both Exhibit "A" and Exhibit "B" ("Joinder Agreement") in substantially the form attached hereto as and when requested by the Company, whereupon after execution of the respective Exhibit, such person shall be deemed an "Additional Inventor" hereunder.

(d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in said state and, subject to Section 8(n) below, the parties hereby submit to the jurisdiction of the state courts of, and the federal district courts located within, the State of New York, County of New York, for such purposes.

(e) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties, their legal representatives, successors and assigns. Any successor to the Company (whether direct and whether by purchase, merger, consolidation, liquidation or

otherwise) to all or substantially all of the Company's business and/or assets shall assume the Company's obligations under this Agreement and agree expressly to perform the Company's obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor which becomes bound by the terms of this Agreement by operation of law.

(f) Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed given (a) if delivered personally or sent by facsimile transmission (confirmed electronically), on the date given, (b) if delivered by an overnight express mail service on the date of delivery, or (c) if by certified or registered mail, postage prepaid, return receipt requested, when received by the intended recipient, to the parties, their successors in interest or their permitted assignees at the following addresses, or such addresses designated by the Inventors in the Joinder Agreement executed by such Inventor or at such other addresses as the parties may designate by written notice in the manner aforesaid:

If to the Company:

1 Duncan Dr.
Cranbury, NJ 08512
Attn: General Counsel
Facsimile: (609) 409-6035

If to Altira:

PO Box 566
Princeton Jct., NJ 08550
Attn:Principal
Facsimile: 609-799-1931

(g) Headings. Any headings used in this Agreement are for reference only, are without substantive meaning and content of any kind whatsoever and do not form part of this Agreement, nor in any way affect its interpretation.

(h) Waiver. None of the provisions of this Agreement shall be considered waived by any party unless such waiver is given expressly and in writing to the other party. The failure of a party to insist upon strict performance of any of the terms and conditions hereof, or failure or delay to exercise any rights provided herein or by law, shall not be deemed a waiver of any rights of either party.

(i) Taxes. All taxes imposed as a result of the performance of the parties hereunder shall be borne and paid by the party required to do so by applicable law or treaty.

(j) Excused Non-Performance. Anything contained in this Agreement to the contrary notwithstanding, the obligations of the parties hereto shall be subject to all laws, both present and future, of any government having jurisdiction over any of the parties hereto, and to orders, regulations, directions, or requests of any such government, or any department, agency, or court thereof.

(k) Force Majeure. No party hereto shall be held liable for any delay or failure in performance of any part of this Agreement caused by fires, strikes, embargoes, explosions, power blackouts, computer malfunctions, earthquakes, volcanic action, floods, wars, water, the elements, labor disputes, civil disturbances, government requirements, civil or military authorities, acts of God or the public enemy, inability to secure raw materials, inability to secure product of outside vendors, terrorist acts, transportation facilities, acts or omissions of carriers or other causes beyond his, her or its control, whether or not similar to the foregoing conditions (collectively referred to as a "Force Majeure Event"), provided that the hindered party (i) notifies the other parties hereto of such cause, and (ii) exercises reasonable effort to cure such delay or failure and resume performance.

(l) Counterparts. This Agreement and any amendments, waivers, consents or supplements may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

(m) Further Assurances. The parties agree to execute, acknowledge and deliver all such further instruments, and to do all such other acts, as may be necessary or appropriate, in order to carry out the intent and purpose of this Agreement.

(n) Dispute Resolution. Except as provided below, the parties agree to submit disputes between them relating to this Agreement and its formation, breach, performance, interpretation and application to arbitration as follows. Each party will provide written notice to the other party of any dispute within one year of the later to occur of: (a) the date when the dispute first arises or occurs, (b) the date on which the party providing such notice first becomes aware of such dispute. If a party fails to provide such notice, recovery on the dispute will be barred. Arbitration will be conducted in New York County, New York pursuant to the Rules of the American Arbitration Association ("AAA"), as modified herein. The arbitration shall be conducted by one (1) arbitrator chosen in accordance with the rules of the AAA. Unless the arbitrator finds that exceptional circumstances require otherwise, the arbitrator will grant the prevailing party in arbitration its costs of arbitration and reasonable attorneys' fees as part of the arbitration award. Neither party will be required to arbitrate any dispute relating to actual or threatened violation of intellectual property rights, or disputes relating to the accounting, calculation or payment of the amounts to be paid by the Company under this Agreement. Each party hereto will be entitled to receive in any court of competent jurisdiction injunctive, preliminary or other equitable relief, in addition to damages, including court costs and fees of attorneys and other professionals, to remedy any actual or threatened violation of his, her or its rights with respect to which arbitration is not required hereunder.

(o) Validity of Provisions. If any provisions(s) of this Agreement are or become invalid, are ruled illegal by any court of competent jurisdictions or are deemed unenforceable under then current applicable law from tine to time in effect during the term of this Agreement, it is the intention of the parties hereto that the remainder of this Agreement shall not be affected thereby. It is further the intention of the parties that in lieu of each such invalid, illegal or unenforceable provision, there shall be substituted or added as part of this Agreement a provision as was originally intended by the parties, but which shall be valid, legal and enforceable.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Royalty Agreement as of the date first above written.

CORNERSTONE PHARMACEUTICALS, INC.

By: ______________________
Name: CLIFF STRAUB
Title: VP + CFO

ALTIRA CAPITAL AND CONSULTING, LLC

By: ______________________
Name: ROBERT RODRIGUEZ
Title: MEMBER

____
Original Inventor: ROBERT SHORR

____
Original Inventor: ROBERT RODRIGUEZ

EXHIBIT A

ROYALTY POOL ALLOCATION

Product	Development	Patent No.	Territory or Country	% of Product Royalty Pool Allocation	Royalty Pool Participant and Address	Dated	Royalty Pool Participa Signature

(Subject to change at the discretion of the Company in accordance with the terms of this Agreement)

EXHIBIT B
FORM OF JOINDER AGREEMENT

Reference is hereby made to the Royalty Agreement dated as of   , 200_ (the "Agreement") by and among Cornerstone Pharmaceuticals, Inc., a New York corporation (the "Company") and the parties named therein. Capitalized terms used, but not defined, herein shall have the meanings ascribed to them in the Agreement.

By executing and delivering this Joinder Agreement, as required by Section 8(c) of the Agreement, the undersigned hereby: (i) acknowledges receipt of a copy of the Agreement, and (ii) shall become a party to the Agreement and agrees to be bound by as an Additional Inventor thereunder with an initial Royalty Pool Allocation as set forth in Exhibit A to the Agreement, and (iii) understands and agrees that the Board of Directors of Cornerstone Pharmaceuticals, Inc jointly with Altira shall be the sole arbiters of the undersigned's Royalty Pool Allocation which is subject to change at the discretion of the Board of Directors pursuant to Section 8 (c) of the Agreement, and (iv) agrees to indemnify, defend and hold harmless Altira, Company and their respective directors, officers, employees, agents and affiliates from and against any and all claim including third party claims, suits, actions, damages, expenses, costs, fees (including reasonable attorney's fees) and liabilities for any injury or damage arising out of or in connection with Additional Inventor's negligence or misconduct under this Agreement or any issues related to reversion of the Developments. The indemnification obligations in this paragraph shall survive any termination of this Agreement. The address and facsimile number to which notices may be sent to the undersigned is as follows:

____
Printed Name

____
Signature
Date:__________________________
Facsimile No.___________________
Address:_______________________
____
Email:_________________________
Phone:_________________________

Agreed to and Accepted as of the day and year first written below:

CORNERSTONE PHARMACEUTICALS, INC.

By:____________________________
Name:__________________________
Title:___________________________

Altira Capital & Consulting, LLC

By:____________________________
Name:__________________________
Title:___________________________

Dated:___________________________